UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Advisory Board Company
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THE ADVISORY BOARD COMPANY
2445 M Street, NW
Washington, DC 20037
(202) 266-5600

Dear Stockholders:

On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Stockholders of The Advisory Board Company to be held at our offices at 2445 M Street, NW, Washington, DC, 20037, on November 15, 2006, at 10:00 a.m. local time.

The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed Proxy Card in the envelope provided.

Sincerely,

Frank J. Williams
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE ADVISORY BOARD COMPANY
2445 M Street, NW
Washington, DC 20037
(202) 266-5600

October 12, 2006

Dear Stockholders:

We are notifying you that the Annual Meeting of Stockholders (the “Meeting”) of The Advisory Board Company will be held at our offices at 2445 M Street, NW, Washington, DC, 20037, on November 15, 2006, at 10:00 a.m. local time. Only stockholders of record at the close of business on October 4, 2006 are entitled to vote at the Meeting. At the Meeting we will ask stockholders to act on the following matters:

1. Election of six directors to serve for the coming year and until their successors are elected.

2. Adoption of The Advisory Board Company 2006 Stock Incentive Plan.

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

In addition, we will transact any other business that is properly presented at the Meeting or any adjournment or postponement thereof.

Each of these matters is described in more detail in the enclosed Proxy Statement. We have also enclosed a copy of our Annual Report for the fiscal year ended March 31, 2006. Please use this opportunity to take part in The Advisory Board Company’s affairs by voting your shares.

Whether or not you plan to attend the Meeting, please complete, sign and date the enclosed Proxy Card and return it in the envelope provided.

Sincerely,

Thomas J. Aprahamian
Chief Accounting Officer, Secretary and Treasurer

2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Our Board of Directors is asking for your proxy for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at our offices at 2445 M Street NW, Washington, DC, 20037, on November 15, 2006, at 10:00 a.m. local time and any adjournment or postponement of the Meeting. We are first releasing this Proxy Statement and the accompanying Proxy Card to our stockholders on or about October 12, 2006.

Record Date, Outstanding Shares and Quorum

Only holders of record of our common stock at the close of business on October 4, 2006 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had 18,751,729 shares of common stock outstanding and entitled to vote. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by a proxy that is marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter.

Voting Rights and Voting of Proxies

Holders of our common stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present at the Meeting (either in person or by proxy), which means that the six nominees with the most votes will be elected. Approval of each of Proposal No. 2 (adoption of the 2006 Stock Incentive Plan) and Proposal No. 3 (ratification of the independent registered public accounting firm) requires approval by the holders of a majority of the shares of common stock present at the Meeting (either in person or by proxy). In accordance with Delaware law, abstentions have the effect of a vote “against” any matter as to which they are specified, whereas broker non-votes are not considered votes cast and, therefore, will not affect the outcome of the vote on the matters presented at the Meeting.

Solicitation and Voting of Proxies

The proxy included with this Proxy Statement is solicited by our Board of Directors for use at the Meeting. You can submit your Proxy Card by mailing it in the envelope provided. If your Proxy Card is properly completed and received, and is not revoked before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your Proxy Card. Proxies will extend to, and be voted at, any adjournment or postponement of the Meeting. If you sign and return your Proxy Card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 below and in favor of Proposal No. 2 and Proposal No. 3. We are not aware of any other matters to be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holder named on your Proxy Card is authorized to vote the shares represented by your Proxy Card according to his judgment.

Expenses of Solicitation

We will pay the costs of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed Proxy Card and our 2006 Annual Report. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding these materials to beneficial owners of the Company’s shares. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by our directors, officers or regular employees acting without special compensation. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Revocation of Proxies

If you submit the enclosed Proxy Card, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of the Company a written notice, dated later than the Proxy Card you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of the Company a signed Proxy Card dated later than the proxy you want to revoke; or (3) attend the Meeting and vote in person. For this purpose, communications to the Secretary of the Company should be addressed to Thomas J. Aprahamian, Chief Accounting Officer, Secretary and Treasurer, The Advisory Board Company, 2445 M Street, NW, Washington, DC, 20037, and must be received before voting takes place at the Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously submitted Proxy Card, you must contact that entity. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Meeting, prior to the Meeting you must obtain from that entity a legal proxy covering the shares you beneficially own.

BOARD CORPORATE GOVERNANCE MATTERS

Board of Directors Meetings and Committees

During fiscal 2006, the Board of Directors (the “Board”) met seven times and took action by unanimous written consent on a number of occasions. All directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served. The Board of Directors also meets in regularly scheduled executive sessions at least two times per year and in fiscal 2006 met four times in executive session. These sessions, which are attended only by the Board’s independent directors, are chaired by the Lead Director.

The Board of Directors has determined that each of the directors standing for re-election, except Mr. Williams as the Chairman and Chief Executive Officer, has no material relationship with the Company and is “independent” as defined in the current Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).

The Board has three committees — the Audit Committee, the Compensation Committee and the Governance Committee. The role of each of the committees is governed by a charter adopted by the Board. A copy of each committee’s charter may be accessed via our website at www.advisoryboardcompany.com. We do not have a policy on director attendance at our Annual Meetings of Stockholders. One director attended our most recent Annual Meeting of Stockholders.

Audit Committee.  The members of our Audit Committee are Ms. Zumwalt, Mr. Kindick and Mr. Neaman. Ms. Zumwalt serves as chair of the committee. The Audit Committee, among other things, is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accountants; approves in advance audit and any permissible non-audit services performed by our independent registered public accountant; reviews with the independent registered public accountant and management our internal controls; reviews the adequacy of our accounting and financial controls as reported by management and the independent registered public accountant; and oversees our compliance systems and codes of conduct. Each of the members of the Audit Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect, and meets heightened independence criteria applicable to audit committee members under SEC rules and NASDAQ listing standards. The Board of Directors has determined that all of the Company’s Audit Committee members are financially literate and has determined that Ms. Zumwalt meets the qualifications of an “audit committee financial expert” as defined under SEC rules. The Audit Committee met ten times during fiscal 2006.

Compensation Committee.  The members of our Compensation Committee are Mr. Laird, Mr. Casper, Mr. Kindick and Mr. Shapiro. Mr. Laird serves as chair of the committee. The Compensation Committee, among other things: reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and of directors; establishes or approves the compensation for other executive officers; and administers and oversees our stock-based compensation plans. Each of the members of the Compensation Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Compensation Committee took action by unanimous written consent three times during fiscal 2006.

Governance Committee.  The members of our Governance Committee are Mr. Kindick, Mr. Casper, Mr. Laird, Mr. Neaman, Mr. Shapiro and Ms. Zumwalt. Mr. Kindick serves as chair of the committee. The Governance Committee, among other things: reviews and assesses the development of the executive officers and considers and makes recommendations to the Board regarding promotion and succession issues; annually evaluates and reports to the Board on the performance and effectiveness of the committees specifically and the Board as a whole; annually presents to the Board a list of individuals recommended to be nominated for election to the Board; reviews, evaluates and recommends changes to the Company’s corporate governance principles; and recommends to the Board individuals to be elected to fill vacancies and newly created directorships. Each of the members of the Governance Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Governance Committee took action by unanimous written consent one time during fiscal 2006.

Compensation of the Board

The Board or, to the extent authorized by the Board, the Compensation Committee, sets directors’ compensation under The Advisory Board Company Directors’ Stock Plan and such other arrangements as are deemed to be appropriate. For fiscal 2006, non-employee directors received an annual grant of options to purchase 10,000 shares of common stock and a $15,000 annual retainer. Directors who are employees of the Company did not receive additional compensation in fiscal 2006 for their service on the Board. Compensation paid to Mr. Williams for fiscal 2006 is described in the section of this proxy statement entitled “Executive Compensation.”

In July 2004 the Board established the position of Lead Director, which is to be filled in the event the position of Chairman of the Board and the office of Chief Executive Officer are held by the same person. Mr. Kindick currently serves as our Lead Director. The Lead Director’s role is to preside at meetings of non-management members of the Board, and to perform other similar functions as deemed appropriate by the Board. In lieu of the director’s compensation described above, the Lead Director receives an annual grant of options to purchase 25,000 shares of common stock, and is paid an annual fee of $20,000.

Consideration of Director Nominees

The Governance Committee will consider director candidates recommended by stockholders. Stockholders should submit the name of any person recommended as a director candidate along with information demonstrating their own stock ownership to The Advisory Board Company, Attn: Corporate Secretary, 2445 M Street, NW, Washington, D.C., 20037. Shareholder recommended director candidates will be evaluated by the Governance Committee in the same manner as the Committee’s nominees.

The Governance Committee identifies prospective director candidates in various ways, including through current Board members, management, stockholders and other persons. These candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year.

The Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. The Board seeks to include directors with diverse experience in areas relevant to the Company’s business. The Company also seeks directors with the highest standards of ethics and integrity, sound business judgment and the willingness to make a strong commitment to the Company and its success. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Code of Conduct

The Company has adopted The Advisory Board Company Code of Ethics which may be accessed via at the Company’s website. To the extent permitted by SEC rules and the NASDAQ listing standards, we intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website.

Communications with the Board

Stockholders may communicate with the members of the Board individually, with all independent directors, or with the Board as a group by writing to The Advisory Board Company, Attn: Corporate Secretary, 2445 M Street, NW, Washington, D.C., 20037. Please mark the outside of the envelope “BOARD COMMUNICATION,” and indicate which director(s) or group of directors the communication is intended for.

You should identify your communication as being from a stockholder of The Advisory Board Company. The Secretary may request reasonable evidence that your communication is made by one of our stockholders before transmitting your communication to the requested member or members of the Board. The Secretary will review all communications from our stockholders, and communications relevant to our business and operations, as determined by the Secretary, will be forwarded to the requested member or members of the Board.

Communications with the Audit Committee

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding such matters may be submitted by writing to The Advisory Board Company, Attn: Corporate Secretary, 2445 M Street, NW, Washington, D.C., 20037. Please mark the outside of the envelope “AUDIT COMMITTEE COMMUNICATION.”

Audit Committee Pre-Approval Policy

Under The Advisory Board Company Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent registered public accounting firm for the Company require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established categories and budgets, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or, subject to a $50,000 limitation per engagement, by any member of the Audit Committee pursuant to delegated authority. Any pre-approvals by an Audit Committee member pursuant to this delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the Company’s independent registered public accounting firm and such other duties as directed by the Board. Management has the primary responsibility for preparing the financial statements and implementing the Company’s financial reporting process. Management also has the primary responsibility for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting form also is responsible for expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm or to verify the independence of the independent registered public accounting firm under applicable rules.

In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended March 31, 2006 (the “Audited Financial Statements”) and management’s maintenance of and assessment of the effectiveness of internal control over financial reporting as of March 31, 2006. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. In addition, the Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independent registered public accounting firm’s independence.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended March 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS
LeAnne M. Zumwalt, Chair
Kelt Kindick
Mark R. Neaman

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors currently has seven members. At the Meeting, we will nominate six of the current directors for re-election to the Board of Directors. Joseph E. Laird, Jr., who has served as a member of our Board since our initial public offering, will cease to serve as a director upon completion of his current term. We have greatly appreciated Mr. Laird’s service to us and our stockholders, and wish him well in his future endeavors. As of the Meeting, the size of our Board of Directors will be reduced to six. The Board may decide to expand the size of the Board and nominate a new Director or new Directors in the future. The Board has determined that, if elected to serve another term on the Board, Mr. Williams will continue to serve as our Chairman of the Board, and Mr. Kindick will continue to serve as Lead Director. Each of the nominees to the Board has consented to serve if elected and we are not aware of any nominee who is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holder named on your Proxy Card may decide to vote the shares represented by your Proxy Card for any substitute nominee or the Board of Directors may determine not to nominate a substitute and may further reduce the size of the Board.

Vote Required for Approval

Directors will be elected by the affirmative vote of a plurality of the shares present at the Meeting, which means that the six nominees who receive the most votes will be elected. If properly executed and timely submitted, your proxy will be voted “for” each of these six nominees unless your proxy is marked to withhold authority to vote for any or all of them.

Directors/Nominees

The following table shows the Company’s nominees for election to the Board of Directors. Each of the nominees currently serves as a director. Each nominee, if elected, will serve until the next annual meeting of stockholders and the election and qualification of a successor, or until his or her earlier death, resignation or removal.

			Director
Name of Director Nominee	Age	Principal Occupation	Since

Frank J. Williams	40	Chairman and Chief Executive Officer, The Advisory Board Company	2001
Marc N. Casper *	38	Senior Vice President, Thermo Electron Corporation	2003
Kelt Kindick *	51	Partner, Bain & Co.	2001
Mark R. Neaman *	55	President and Chief Executive Officer, Evanston Northwestern Healthcare	2004
Leon D. Shapiro *	48	Group President, The NPD Group, Inc.	2004
LeAnne M. Zumwalt *	48	Vice President, DaVita, Inc.	2001

*	Indicates the Director nominee is independent, as defined in the NASDAQ listing standards, as determined by the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the director nominees named above.

Frank J. Williams joined us in September 2000 as an Executive Vice President and has been our Chief Executive Officer and a director since June 2001. In November 2004, he began serving as Chairman of our Board of Directors. From June 2000 through January 2001, Mr. Williams was also the President of an affiliated company, eHospital NewCo Inc., focused on developing and delivering health care content to patients and providers via the Internet. From 1999 through May 2000, Mr. Williams served as the President of MedAmerica OnCall, a provider of outsourced services to physician organizations, hospitals, and managed care entities. Mr. Williams also served as a Vice President of Vivra Incorporated and as the General Manager of Vivra Orthopedics, an operational division of Vivra Specialty Partners, a private health care services and technology firm. Earlier in his career, Mr. Williams was employed by Bain & Company. Mr. Williams serves on the board of directors of Market Force Information, Inc., a privately held market research firm. Mr. Williams received a B.A. from University of California, Berkeley and an M.B.A. from Harvard Business School.

Marc N. Casper has served on our Board of Directors since February 2003. Mr. Casper is Senior Vice President of Thermo Electron Corporation, which provides instrumentation and services to the pharmaceutical, biotechnology and industrial laboratory markets. Previously, Mr. Casper served as President, Chief Executive Officer and Director of Kendro Laboratory Products, which produces sample preparation and processing equipment. In 1997, Mr. Casper joined Dade Behring, Inc., which provides products and systems serving the global clinical diagnostics market, as Executive Vice President for Europe, Asia and Intercontinental. He was promoted to President-Americas in 1999. Mr. Casper started his career with Bain & Company as a strategy consultant and later joined Bain Capital, a leading leveraged-buyout firm. Mr. Casper received a B.A. from Wesleyan University, and an M.B.A. from Harvard Business School.

Kelt Kindick has been a director since November 2001, and was named Lead Director in November 2004. He serves as a senior partner at Bain & Company, a privately held management consulting firm. Mr. Kindick joined Bain & Company in 1980, was elected partner in 1986, served as Managing Director of the firm’s Boston office from 1991 to 1996 and as Chairman of the firm’s executive committee from 1998 to 1999. Mr. Kindick also served as the Chief Financial Officer of the Commonwealth of Massachusetts from 2003 to 2004. Mr. Kindick received a B.A. from Franklin & Marshall College and an M.B.A. from Harvard Business School.

Joseph E. Laird, Jr. has been a director since November 2001. Mr. Laird is presently the Chairman and Chief Executive Officer of Laird Squared, LLC, an investment banking company serving the database information services industry. From 1989 to 1998, Mr. Laird was a Managing Director of Veronis, Suhler & Associates, a leading specialty merchant bank that serves the media and information industries. From 1975 to 1989, Mr. Laird held a variety of positions, including senior securities analyst and investment strategist, for PaineWebber Mitchell and Hambrecht & Quist. Mr. Laird serves on the board of directors of FactSet Research Systems, a publicly held financial information services database integrator. Mr. Laird received an A.B. from Franklin & Marshall College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Mark R. Neaman has served as a member of our Board of Directors since 2004. Since 1992 Mr. Neaman has served as President and Chief Executive Officer of Evanston Northwestern Healthcare Corporation, a $1 billion integrated provider of healthcare services that includes three hospitals, a 500-physician multi-specialty group practice, a $100 million foundation, a research institute and is an academic affiliate of Northwestern University, where he holds a faculty position as a Senior Fellow. From 1984 to 1991, Mr. Neaman served as Evanston Northwestern’s Executive Vice President and Chief Operating Officer. Mr. Neaman serves on the board of directors of several private healthcare entities and charitable and educational organizations. Mr. Neaman received a B.S. in Business Administration and an M.S. in Business and Healthcare Administration from The Ohio State University.

Leon D. Shapiro has served as a member of our Board of Directors since 2004. In 2005 Mr. Shapiro was named Group President of The NPD Group, Inc., a global provider of consumer and retail information, where he heads all their technology related businesses. From 1989 to 2004, Mr. Shapiro was with Gartner, Inc., the leading provider of research and analysis on the global information technology industry. Most recently he was President, Gartner Executive Programs and a member of the Gartner Leadership Team. Previously Mr. Shapiro was senior vice president and general manager of Gartner Community, which included Gartner’s Worldwide Events, Best Practices and Executive Programs business divisions, where he built the world’s largest CIO membership program. He earned his bachelor’s degree in economics and political science from the Hebrew University of Jerusalem in Israel and has completed advanced M.B.A. courses at the University of Connecticut.

LeAnne M. Zumwalt has been a director since November 2001. Ms. Zumwalt has served as a Vice President of DaVita, Inc., a publicly held provider of dialysis services, since January 2000. From 1997 through 1999, Ms. Zumwalt was the Chief Financial Officer of Vivra Specialty Partners, a privately held health care services and technology firm. From 1991 to 1997, Ms. Zumwalt held several executive positions, including Chief Financial Officer and Treasurer, with Vivra Incorporated, a publicly held provider of dialysis services. Ms. Zumwalt also served on the board of directors of Vivra Incorporated from 1994 to 1997. Prior to joining Vivra Incorporated, Ms. Zumwalt was with Ernst & Young LLP for ten years. Ms. Zumwalt received a B.S. from Pacific Union College.

PROPOSAL NO. 2
ADOPTION OF THE ADVISORY BOARD COMPANY 2006 STOCK INCENTIVE PLAN

At the Meeting, stockholders will be asked to approve The Advisory Board Company 2006 Stock Incentive Plan (the “2006 Plan”). On October 2, 2006, our Board of Directors adopted (subject to stockholder approval) the 2006 Plan which is a new plan that provides for the grant of additional stock options, stock appreciation rights, restricted stock, restricted stock units and cash incentives to eligible employees and non-employee directors.

Background

Our business model is predicated on the intellectual capital generated by our employees. As such, and particularly in the context of our recent and expected future growth, attracting and retaining talent is critical to our ongoing success. Today’s competitive employment marketplace only increases the need to continue to provide compelling compensation arrangements to our key employees and non-employee directors.

To date, share based awards (historically in the form of stock options) have been an important component of our incentive compensation programs. We believe these awards have been instrumental in focusing employee and non-employee director interests on the long-term growth of the Company, aligning their interests with those of our stockholders. By providing meaningful compensation arrangements, we have been able to attract top talent, and our annual retention rate for key employees has been 98% since our initial public offering in 2001. We believe our use of share based awards to maintain this strong base of highly skilled employees has had a significant positive impact on our business and on the results of our operations. Our member renewal rate for each of the last five fiscal years has equaled or exceeded 87%; in addition, our revenue has grown from $81.0 million in fiscal 2002 to $165.0 million in fiscal 2006, a compound annual growth rate of 19.5%, while diluted earnings per share grew from $0.62 per share in fiscal 2002 to $1.35 per share in fiscal 2006.

Currently, there are 1,144,339 shares remaining available for grant under The Advisory Board Company 2005 Stock Incentive Plan (the “2005 Plan”). We are asking for approval of an additional 1,200,000 shares under the 2006 Plan in order to permit long-term human capital planning and allow for the flexibility to continue to attract and retain top talent in the coming years. As we establish strategic plans for future growth, forward visibility into this critical element of employee compensation is an important tool. If the 2006 Plan is approved, we believe we will have an appropriate number of shares available to continue to provide meaningful and reliable incentive compensation awards to our key employees and non-employee directors.

In implementing stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a human-intensive and highly competitive business with efforts to closely monitor and reduce our “burn rate” from share based awards, where burn rate is defined as the number of share based awards granted in a fiscal year divided by the gross number of shares outstanding at the end of that fiscal year. In fact, while our employee population has grown approximately 15% per year since 2001, we granted 13% fewer shares in fiscal 2006 than in fiscal 2005 and 49% fewer than were granted in fiscal 2002. When calculated on a per-employee basis, we granted 71% fewer shares in fiscal 2006 than in fiscal 2002. If the 2006 Plan is adopted, we intend to maintain a burn rate across the next three fiscal years equal to or less than the industry mean plus one standard deviation at the end of our most recently completed fiscal year.

If the 2006 Plan is adopted, the number of options outstanding and available for grant compared to the total number of diluted shares (a calculation commonly known as “overhang”) will be approximately 23% as of October 4, 2006. While some of our outstanding options reflect the nature of our equity compensation arrangements from the years surrounding our initial public offering, our overhang is down from more than 50% at the time of our initial public offering in November 2001. Further, when taking into account two significant equity-related factors, the adjusted overhang would be approximately 18%. These two key factors are described below.

First, our Board of Directors made a strategic decision to return equity to our stockholders through the implementation of a share repurchase program under which we have repurchased 2,760,481 shares of our common stock to date, which represents approximately 13% of the total number of shares we have issued, including shares issued in our initial public offering. The program is still in effect and we have approximately an additional $39 million under the program that is available for new repurchases. Second, a total of 762,422 shares subject to vested awards are held by members of our board and senior management team who have made a decision to continue to hold much of their investment, focusing on the long-term growth of the Company.

We believe these factors are an indication that the interests of our board and our option holders are aligned with those of our long-term stockholders and are critical to the evaluation of the relative impact of the proposed plan on existing stockholders. As noted above, if the repurchased shares were to be included in our total number of diluted shares outstanding, and the 762,422 currently vested options are presumed to have been exercised, then our adjusted overhang, assuming adoption of the 2006 Plan, would be approximately 18%, a measure which we believe best reflects the overall dynamics of our equity strategy.

Because we believe an adequate stock compensation plan administered prudently and focused on long term value is a key component of our continued success, the Board of Directors recommends that you vote in favor of the 2006 Plan.

Plan Overview

Currently, we implement our share based compensation arrangements for executives, employees and non-employee directors through the 2005 Plan, which was adopted by our stockholders on November 15, 2005. Awards under the 2005 Plan have been in the form of stock options and restricted stock units. As of October 4, 2006, there were 3,169,172 shares subject to outstanding options with a weighted average exercise price of $36.03 per share, and a weighted average remaining term of 6.1 years. In addition, there were 124,600 shares subject to issuance under awards of restricted stock units which were granted with a fair value of $55.77 per share. A total of 1,144,339 shares remain available for grant under the 2005 Plan. As more fully described below, if stockholders approve the 2006 Plan, the 2005 Plan will continue and the total number of shares we will be authorized to issue under share based compensation arrangements will increase by 1,200,000 shares. If stockholder approval of the 2006 Plan is not obtained, the 2005 Plan will continue to be available for new grants in accordance with that plan’s terms.

Approval of the 2006 Plan will permit us to continue to use share based compensation to further align the interests of our employees and directors with those of our stockholders to motivate employees, non-employee directors and others providing services to us or any subsidiary. The 2006 Plan also includes provisions designed to allow awards to satisfy the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”).

In addition, the 2006 Plan contains a number of provisions that reflect “best practices” followed by the Company. Specifically, the 2006 Plan prohibits:

•	granting stock options at a price below market price on the date of grant, except for shares granted in connection with a merger or other acquisition as a replacement award for option held by optionees of the acquired entity;

•	repricing a stock option or stock appreciation right without stockholder approval;

•	granting restricted stock or restricted stock units that are scheduled to become fully exercisable in less than three years (but such awards may be subject to pro-rata vesting over that three-year period) or, in the case of such arrangements that are tied to satisfaction of performance criteria, that are based on performance over a period of less than one year; and

•	granting options with a term of more than five (5) years.

Summary of Key Terms of the 2006 Plan

The following is a brief description of the 2006 Plan. The full text of this Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2006 Plan set forth in Appendix A.

Plan Term

November 15, 2006 to November 15, 2016, subject to stockholder approval of the 2006 Plan.

Award Types

Options, stock appreciation rights, restricted stock, restricted stock units and incentive bonuses may be awarded under the 2006 Plan.

Shares Authorized

1,200,000. Each share issued under awards other than options or stock appreciation rights counts against the number of shares available under the 2006 Plan as two and five-eighths (2.625) shares. Shares issued under options or stock appreciation rights count against the shares available under the 2006 Plan on a share-for-share basis. If approved by stockholders, and assuming no additional options are granted under the 2005 Plan and no outstanding options are forfeited prior to November 15, 2006, the 2005 Plan and 2006 Plans initially will be authorized to issue up to a total of 2,344,339 shares of common stock.

The number of shares considered issued under the 2006 Plan equals the number of shares issued upon exercise or settlement of an award. However, shares retained by or delivered to the Company to pay the exercise price or withholding taxes arising under an award, unissued shares resulting from the settlement of a stock appreciation right in stock or net settlement of such stock appreciation right, and shares repurchased on the open market with the proceeds of a stock option exercise do not again become available for issuance under the 2006 Plan. Shares that have been cancelled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash do not count as shares issued under the 2006 Plan.

Eligibility

Current or prospective officers or employees (including any director who is also an employee, in his or her capacity as such) of the Company and its subsidiaries and non-employee director of the Company are eligible to receive awards under the 2006 Plan, in each case subject to the individual share limitations described below. In addition, any other person who provides consulting, advisory or other services to the Company or any subsidiary (a “service provider”) also is eligible to receive awards under the 2006 Plan, except that the total number of shares that may be issued under awards granted to service providers may not exceed 100,000 shares in the aggregate. Although the Company has not previously granted shares to consultants or other outside service providers, the Company is seeking the flexibility to do so in order to be able to accommodate any unique opportunities or needs that may arise. The 2006 Plan Administrator determines which eligible participants will receive awards under the 2006 Plan. The Company expects that approximately 750 persons currently would qualify to participate in the 2006 Plan (including all of the Company’s non-employee directors), although in practice, in addition to the Company’s non-employee directors, approximately 110 current key employees and officers have been granted options under the prior plans.

Individual Annual Award Limits

The 2006 Plan sets forth limitations on the number of shares that can be subject to awards granted to participants in any fiscal year (not counting stock appreciation rights granted in tandem with other awards granted under the 2006 Plan). For participants other than non-employee directors, the individual annual award limits are:

•	Shares: 500,000;

•	Incentive Bonus: $5,000,000, if such bonus is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

For non-employee directors, the individual annual award limits are:

•	Option and stock appreciation rights: 30,000;

•	Other stock awards: 15,000.

However, in the calendar year in which a non-employee director first joins the Board of Directors or is first designated Chairman of the Board of Directors (or Lead Director in the event the position of Chairman of the Board and the office of Chief Executive Officer are held by the same person), he or she may receive awards up to two hundred percent (200%) of the number of shares set forth in the foregoing limits.

Administration

The 2006 Plan will be administered by the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself (the “Administrator”). Members of the Compensation Committee satisfy NASDAQ’s standards for independence. The Administrator may delegate various functions to subcommittees or certain officers of the Company. Subject to the provisions of the 2006 Plan, the Administrator has the power:

•	to prescribe, amend and rescind rules and regulations relating to the 2006 Plan and to define terms not otherwise defined therein;

•	to determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted hereunder and the timing of any such awards;

•	to grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Administrator determine constitute a change of control), or other factors;

•	to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	to prescribe and amend the terms of the agreements or other documents evidencing awards made under the 2006 Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the 2006 Plan;

•	to interpret and construe the 2006 Plan, any rules and regulations under the 2006 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

•	to provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus; and

•	to make all other determinations deemed necessary or advisable for the administration of the 2006 Plan.

Stock Options

Under the terms of the 2006 Plan, the exercise price for stock options is established by the Administrator but must at least equal the fair market value of the Company’s common stock on the date of grant (which generally is the NASDAQ official closing price on such date), unless granted in connection with a merger or acquisition as a replacement for options held by optionees of the acquired entity. Options may be for a term of no more than five (5) years. Otherwise, the Administrator has discretion to determine the number of shares subject to an option (subject to the individual limitations set forth in the 2006 Plan), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the 2006 Plan. Options granted under the 2006 Plan may be either incentive stock options qualifying under Code Section 422 (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Administrator, including in cash or by delivering to the Company the proceeds of shares of the Company’s stock issuable upon exercise of an option. The 2006 Plan prohibits repricing stock options without stockholder approval.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the 2006 Plan or separately from other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options, including the fact that the 2006 Plan prohibits repricing stock appreciation rights without stockholder approval.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Administrator. The Administrator has discretion to determine the terms of any restricted stock award, including the number of shares subject to a restricted stock award (subject to the individual limitations set forth in the 2006 Plan), the price (if any) paid for restricted stock or restricted stock units and the minimum period over which restricted stock may vest, which must cover at least a 3-year period (but may be subject to pro-rata vesting over such 3-year period) other than as a result of or upon the participant’s death, disability, retirement or in connection with a change in control of the Company, unless the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria over at least a one year period.

Incentive Bonuses

The 2006 Plan authorizes the grant of incentive bonuses pursuant to which a participant may become entitled to receive an amount, which may be paid in cash or stock, based on satisfaction of certain criteria. The Administrator has discretion to determine the terms of any incentive bonus, including the maximum amount payable (subject to the individual limitations set forth in the 2006 Plan), the performance period, which must be not less than one year, the criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an incentive bonus prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the 2006 Plan. The Administrator may specify a percentage of the target incentive bonus intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) using “Qualifying Performance Criteria” described below.

New Plan Benefits

As of the date of this proxy statement, no awards have been made under the 2006 Plan. The benefits that will be awarded or paid under the 2006 Plan are not currently determinable. As of October 4, 2006, the closing price of our common stock was $52.92 per share.

Qualifying Performance Criteria

The Administrator may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the award is granted. However, nothing in the 2006 Plan requires that awards granted under it be designated to satisfy Section 162(m)’s requirements for “performance-based compensation,” and the Administrator may in its discretion grant or amend awards that may not be deductible by the Company. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Administrator in the award:

•	cash flow (before or after dividends)

•	return on operating revenue

•	stock price

•	return on equity

•	total stockholder return

•	return on capital (including return on total capital or return on invested capital)

•	return on assets or net assets

•	market capitalization

•	economic value added

•	debt leverage (debt to capital)

•	revenue

•	income or net income

•	operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	earnings per share (including earnings before interest, taxes, depreciation and amortization)

•	cash from operations

•	operating ratio

•	operating revenue

•	customer service

The Administrator (i) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements and (ii) may appropriately adjust any evaluation of performance under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•	accruals of any amount for payment under the 2006 Plan or any other compensation arrangement maintained by the Company.

Transferability

Awards are only transferable by a recipient’s last will and testament and by the applicable laws of descent and distribution. However, to the extent permitted by the Administrator, an award recipient may transfer an award to any of his or her family members, to trusts solely for the benefit of such family members, and to partnerships in which such family members and/or trusts are the only partners, so long as the award recipient and the person (or trust or partnership) to whom the award is transferred execute a written agreement containing such terms as specified by the Administrator and the transfer is pursuant to a gift or domestic relations order to the extent permitted by the general instructions to SEC Form S-8.

Change of Control

Under the 2006 Plan, the Administrator has discretion to provide that awards vest upon a change of control and to define what events constitute a change of control.

Adjustments

The number and kind of shares of common stock available for issuance under the 2006 Plan, the number and kind of shares subject to outstanding awards, the exercise price of outstanding stock options, and the number and kind of shares subject to the various limitations under the 2006 Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the common stock of the Company outstanding. Such adjustments need not be uniform as between different awards or types of awards granted under the 2006 Plan.

Amendments

The Board of Directors may terminate, amend or discontinue the 2006 Plan and the Administrator may amend or alter any agreement or other document evidencing an award made under the 2006 Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the stockholders to:

•	increase the maximum number of shares that may be issued under the 2006 Plan;

•	permit granting of stock options at less than market value;

•	reduce the exercise price of outstanding options;

•	extend the term of the 2006 Plan;

•	change the class of individuals eligible for the 2006 Plan;

•	increase the individual annual award limitations; or

•	otherwise amend the 2006 Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements.

Tax Consequences of the 2006 Plan

The following discussion of the federal income tax consequences of the 2006 Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2006 Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Stock Options:  ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

Only employees, and not non-employee directors, can be granted ISOs. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the option price) or (ii) the difference between the market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO and otherwise will be short-term capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of stock underlying ISOs that may vest in one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within a short period of time after ceasing to be an employee, and holding the shares acquired upon exercise of the option for a specified period of time. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described in the next paragraph.

An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights:  The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the amount of cash and/or the market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the stock appreciation right is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year. However, it should be noted that the enactment of Section 409A of the Code has created some uncertainty regarding the treatment of stock appreciation rights that were not granted before December 31, 2004.

Restricted Stock and Restricted Stock Units:  Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant of such restricted stock or restricted stock units. However, when the restricted stock or restricted stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the market value of the stock or units at such time, and the Company will receive a corresponding deduction.

Incentive Bonuses:  A participant will not have taxable income upon the grant of a contingent right to an incentive bonus. Rather, taxation will be postponed until the incentive bonus becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

Company Deduction and Section 162(m):  Under current Code regulations, the individual serving as the chief executive officer of the Company at the end of the taxable year and the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes are subject to certain Section 162(m) limitations. Specifically, the amount of compensation otherwise deductible by the Company and its subsidiaries for such year is limited to $1,000,000 for each such individual except to the extent that such compensation is

“performance-based compensation.” One of the requirements for compensation to qualify as “performance-based compensation” under Section 162(m) is that it be granted under a stockholder approved plan setting forth certain information. Approval of the 2006 Plan by stockholders is intended to satisfy this requirement in order that awards granted under the 2006 Plan may, if and to the extent determined appropriate by the Administrator, satisfy the requirements of “performance-based compensation” under Section 162(m). The Company expects that NQSOs and ISOs should qualify as performance-based compensation. The Administrator may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive bonuses in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Administrator will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Administrator will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation. However, nothing in the 2006 Plan requires that awards granted under it be designed to satisfy Section 162(m)’s requirements for “performance-based compensation,” and the Administrator may in its discretion grant or amend awards that may not be deductible by the Company.

Tax Withholding:  To the extent required by applicable federal, state, local or foreign law, a participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an award.

Equity Compensation Plan Information

The following table summarizes information as of March 31, 2006, relating to equity compensation plans of the Company, pursuant to which grants of options, performance stock, performance stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Number Of
Securities
	Number Of	Weighted	Remaining
	Securities To Be	Average	Available For
	Issued Upon	Exercise	Future Issuance
	Exercise Of	Price Of	Under Equity	Total
	Outstanding	Outstanding	Compensation	Securities
	Options,	Options,	Plans (Excluding	Reflected In
	Warrants And	Warrants And	Securities Reflected	Columns (a)
	Rights	Rights	In Column (a))	And (c)
Plan Category	(a)	(b)	(c)	(d)

Equity compensation plans approved by stockholders	3,457,691	$34.13	1,103,839	4,561,530
Equity compensation plans not approved by stockholders	—	—	—	—

Total	3,457,691	$34.13	1,103,839	4,561,530

As of October 4, 2006, there were 3,169,172 shares subject to issuance upon exercise of outstanding options or awards under the 2005 Plan, at a weighted average exercise price of $36.03 per share, and with a weighted average remaining life of 6.1 years. In addition, there were 124,600 shares available for issuance under awards of restricted stock units. As of October 4, 2006, there were 1,144,339 shares available for future issuance under the 2005 Plan. No outstanding awards were transferable for consideration.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Meeting is required to approve the 2006 Plan. Unless marked to the contrary, proxies received will be voted FOR approval.

The Board of Directors of the Company recommends a vote FOR the approval of
The Advisory Board Company 2006 Stock Incentive Plan.

PROPOSAL NO.  3
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING MARCH 31, 2007

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accountant to perform the audit of the Company’s financial statements and an audit of management’s assessment of the effectiveness of and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending March 31, 2007. We are asking stockholders to ratify this selection because we value our stockholders’ views on our selection of the Company’s independent registered public accountant and as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP, that fact will be taken under advisement by the Audit Committee in determining whether to retain Ernst & Young LLP and whether to select them in future years. Representatives from Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Vote Required for Approval

Ratification of the appointment of Ernst & Young LLP as our independent registered public accountant for the fiscal year ending March 31, 2007 requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

The Board of Directors recommends a vote FOR ratification of the appointment of
Ernst & Young LLP as independent registered public accountant for the fiscal year ending March 31, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S FEES AND SERVICES

Fees paid to our independent registered public accountant, Ernst & Young, LLP, for each of the past two years are set forth below.

	Fiscal Year Ended
	March 31,
	2006	2005

Audit fees	$369,500	$380,500
Audit-related fees	17,000	13,500
Tax fees	50,250	45,000
All other fees	—	—

Total	$436,750	$439,000

Audit Fees:  Audit fees were for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended March 31, 2006 and 2005, the reviews of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the quarterly periods in the fiscal years ended March 31, 2006 and 2005. Also included for the 2006 fiscal year are fees associated with the audit of management’s assessment of the effectiveness of and the effectiveness of the Company’s internal control over financial reporting, comfort letters and consent procedures.

Audit-Related Fees:  Audit related fees were for assurance and related services rendered that are reasonably related to the audit, including benefit plan audits, and reviews of the Company’s financial statements for the fiscal years ended March 31, 2006 and 2005, exclusive of the fees disclosed as Audit Fees above.

Tax Fees:  Tax fees were for services related to tax compliance, consulting and planning services rendered during the fiscal years ended March 31, 2006 and 2005.

All Other Fees:  We did not incur fees for any other services, exclusive of the fees disclosed above relating to audit, audit-related and tax services, rendered during the fiscal years ended March 31, 2006 and 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of October 4, 2006, by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Named Officer (as defined in the section of this proxy statement entitled “Executive Compensation”), (iii) each director or director nominee and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the business address of each person shown below is 2445 M Street, NW, Washington, DC 20037.

	Amount and Nature of		Total
	Beneficial Ownership (1)		Equity Stake (2)
Name of Beneficial Owner	Number	Percent	Number	Percent

Frank J. Williams	191,690	1.0%	691,690	3.6%
Marc N. Casper	70,416	*	70,416	*
Kelt Kindick	120,208	*	120,208	*
Joseph E. Laird, Jr.	50,000	*	50,000	*
Mark R. Neaman	50,416	*	50,416	*
Leon D. Shapiro	50,416	*	50,416	*
LeAnne M. Zumwalt	80,416	*	80,416	*
Thomas J. Aprahamian	2,521	*	10,021	*
Scott M. Fassbach	—	—	80,400	*
David L. Felsenthal	83,124	*	189,124	1.0
Michael T. Kirshbaum	13,345	*	49,145	*
Scott A. Schirmeier	7,000	*	82,400	*
Richard A. Schwartz	8,263	*	92,263	*
Morgan Stanley & Co.(3)	1,985,117	10.6	1,985,117	10.6
Wellington Management Company, LLP(4)	1,627,290	8.7	1,627,290	8.7
Delaware Management Holdings(5)	1,384,956	7.4	1,384,956	7.4
T. Rowe Price Associates, Inc.(6)	1,163,450	6.2	1,163,450	6.2
All directors, director nominees and executive officers as a group (13 people)	727,815	3.7	1,616,915	7.9

*	Indicates ownership of less than 1%

(1)	Unless indicated otherwise, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Beneficial ownership includes all options and restricted stock units held by a stockholder that are currently exercisable or exercisable within 60 days of October 4, 2006 as follows: Mr. Williams, 191,690 shares; Mr. Casper, 70,416 shares; Mr. Kindick, 120,208 shares; Mr. Laird, 50,000 shares; Mr. Neaman, 50,416 shares; Mr. Shapiro, 50,416 shares; Ms. Zumwalt, 80,416 shares; Mr. Aprahamian, 2,000 shares;

Mr. Fassbach, 0 shares; Mr. Felsenthal, 83,124 shares; Mr. Kirshbaum, 12,226 shares; Mr. Schirmeier, 7,000 shares; Mr. Schwartz, 5,263 shares; and all current directors and executive officers as a group, 723,175 shares. Percentages in the percent column are based on 18,751,729 shares of common stock outstanding on October 4, 2006 plus, as to the holder thereof and no other person, the number of shares that the person has the right to acquire as of October 4, 2006 or within 60 days from such date, through the exercise of stock options or other similar rights.

(2)	The Total Equity Stake column indicates the number of shares owned assuming the exercise of all options and restricted stock units, whether vested or unvested, without regard to whether the options and restricted stock units are exercisable within 60 days. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options and restricted stock units are deemed to be outstanding, whether vested or unvested and without regard to whether or not the options and restricted stock units are exercisable within 60 days.

(3)	As reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2006 by Morgan Stanley & Co. (“Morgan Stanley”). Morgan Stanley has sole voting and dispositive power over 1,985,117 of these shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(4)	As reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006 by Wellington Management Company, LLP (“Wellington Management”). The securities are owned of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 1,627,290 shares, with shared voting power over 1,474,240 shares and shared power to dispose of 1,602,590 shares. The address of Wellington Management is 75 State Street, Boston, MA, 02109.

(5)	As reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2006 by Delaware Management Holdings and Delaware Management Business Trust (the “Delaware Management Entities”). The Delaware Management Entities are beneficial owners of an aggregate of 1,384,956 shares, with sole voting power to vote 1,376,639 shares, shared power to vote 335 shares and sole power to dispose of 1,384,956 shares. The address of the Delaware Management Entities is 2005 Market Street, Philadelphia, PA, 19103.

(6)	As reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates may be deemed to own 1,163,450 shares, with sole voting power over 382,710 shares and sole power to dispose of 1,163,450 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the names, ages and positions within The Advisory Board Company of the persons who serve as executive officers or key employees.

Name of Officer	Age	Position

Frank J. Williams	40	Chairman and Chief Executive Officer
Thomas J. Aprahamian	37	Chief Accounting Officer, Secretary and Treasurer
Scott M. Fassbach	47	Chief Research Officer
David L. Felsenthal	36	Executive Vice President
Michael T. Kirshbaum	30	Chief Financial Officer
Robert W. Musslewhite	36	Executive Director, Strategic Planning and New Product Development
Scott A. Schirmeier	38	Chief Marketing Officer
Richard A. Schwartz	41	Executive Vice President
Mary D. Van Hoose	42	Executive Director, Career Management

Frank J. Williams’s business experience is described above in the section for nominees for the Board of Directors.

Thomas J. Aprahamian was named our Chief Accounting Officer, Secretary and Treasurer in February 2006. Mr. Aprahamian first joined us in 2001 as our Controller. Previously Mr. Aprahamian held senior finance and accounting roles in the telecommunications industry. He began his career in 1990 with Arthur Andersen & Co. Mr. Aprahamian is a certified public accountant and has a B.B.A. degree with a concentration in Accounting from James Madison University.

Scott M. Fassbach first joined us in 1987. He has been our Chief Research Officer since March 2000. From 1987 through 1990, and from 1991 through March 2000, Mr. Fassbach served in various management capacities with us. From 1990 to 1991, Mr. Fassbach worked in Ernst & Young’s health care consulting practice. Mr. Fassbach received a B.A. from Johns Hopkins University and an M.A. from Harvard University.

David L. Felsenthal first joined us in 1992 and was named Executive Vice President in February 2006, responsible for strategic planning and general management of certain of our membership programs. He had been our Chief Financial Officer, Secretary and Treasurer since April 2001. From September 1999 to March 2001, Mr. Felsenthal was Vice President of an affiliated company, eHospital NewCo Inc., focused on developing and delivering health care content to patients and providers via the Internet. From 1997 to 1999, Mr. Felsenthal worked as Director of Business Development and Special Assistant to the CEO/ CFO of Vivra Specialty Partners, a private health care services and technology firm. From 1992 through 1995, Mr. Felsenthal held various positions with us, including research analyst, manager and director of the original executive inquiry research department. Mr. Felsenthal received an A.B. degree from Princeton University and an M.B.A. from Stanford University.

Michael T. Kirshbaum became our Chief Financial Officer in February 2006. Mr. Kirshbaum joined the Company in 1998 and has held a variety of positions across the finance group, most recently serving as Senior Director of Finance, where he was responsible for most of the Company’s finance operations including the Company’s overall financial strategy and budgeting process, as well as a number of other accounting functions. Mr. Kirshbaum has a B.S. degree in Economics from Duke University.

Robert W. Musslewhite joined us in December 2003 and serves as Executive Director, Strategic Planning and New Product Development. In this role Mr. Musslewhite is responsible for the introduction of new programs and ventures as well as developing the firm’s growth strategy. From 1997 to 2003, Mr. Musslewhite was employed at McKinsey & Company, where as an Associate Principal he served a range of clients across the consumer products and other industries, and was a leader in the firm’s marketing practice. Mr. Musslewhite has an A.B. degree in Economics from Princeton University and a J.D. from Harvard Law School.

Scott A. Schirmeier joined us in 1995 and was named our Chief Marketing Officer in October 2006. Previously, he served as our General Manager, Sales and Marketing, since June 2001. From 1995 to June 2001, Mr. Schirmeier held various management positions overseeing marketing, sales and relationship management functions, including Senior Director, Sales and Relationship Management from July 1998 to March 2000, and Executive Director, Sales and Marketing from March 2000 to June 2001. Mr. Schirmeier received a B.A. from Colby College.

Richard A. Schwartz joined us in 1992 and was named Executive Vice President in February 2006, responsible for strategic planning and general management of certain of our membership programs. He had been our General Manager, Research since June 2001. Previously, Mr. Schwartz held various management positions in our research programs, including Executive Director, Research from June 1996 to March 2000. Mr. Schwartz received a B.A. from Stanford University and an M.B.A. from Duke University.

Mary D. Van Hoose first joined us in 1991 and has served as Executive Director of Career Management since 2000. In this role Ms. Van Hoose is responsible for executive and staff recruitment and development, as well as oversight of the firm’s employee benefit and training programs. Previously Ms. Van Hoose served as a research analyst focusing on certain clinical best practices for hospitals and health care providers. Ms. Van Hoose received a B.A. degree from the University of Virginia.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents certain information concerning compensation earned for services rendered for fiscal 2004, 2005 and 2006 by the Chief Executive Officer and the four other most highly paid persons who served as executive officers during fiscal 2006 (the “Named Officers”).

				Long-Term Compensation
				Securities	Restricted	All Other
	Fiscal	Annual Compensation		Underlying	Stock Awards	Compensation
Name and Principal Position	Year	Salary	Bonus	Options (#)	(3)	(4)

Frank J. Williams	2006	$550,000	$300,000	275,000	$—	$7,804
Chairman and Chief Executive Officer	2005	500,000	225,000	90,000	—	8,029
	2004	500,000	100,000	85,000	—	7,680
Scott M. Fassbach	2006	$535,600	$—	16,100	$128,271	$6,023
Chief Research Officer	2005	535,600	—	23,000	—	6,382
	2004	535,600	—	27,000	—	6,719
David L. Felsenthal (1)	2006	$330,000	$130,000	31,500	$250,965	$5,249
Executive Vice President	2005	330,000	125,000	27,000	—	5,121
	2004	300,000	85,000	27,000	—	5,222
Scott A. Schirmeier	2006	$315,000	$135,000	16,100	$128,271	$5,274
Chief Marketing Officer	2005	315,000	85,000	23,000	—	5,030
	2004	315,000	—	22,000	—	5,378
Richard A. Schwartz (2)	2006	$482,040	$—	21,000	$167,310	$5,831
Executive Vice President	2005	482,040	40,000	23,000	—	5,505
	2004	482,040	30,000	25,000	—	6,076

(1)	Mr. Felsenthal was named Executive Vice President in February 2006. Previously he served as our Chief Financial Officer, Secretary and Treasurer.

(2)	Mr. Schwartz was named Executive Vice President in February 2006. Previously he served as our General Manager, Research.

(3)	Values are based on the closing price of our common stock on March 31, 2006, the grant date, of $55.77 per share. Restricted stock unit awards vest at the rate of 25% per year for four years. The individuals do not have any of the benefits of ownership of the shares of common stock subject to the award, such as the right to vote the shares or the right to receive dividends, unless and until the awards vest and the shares are issued. Amounts represent the total number of RSUs held by each individual. As of March 31, 2006, the total number of RSUs held by Messrs. Fassbach, Felsenthal, Schirmeier and Schwartz is 2,300, 4,500, 2,300 and 3,000 respectively. Based on the closing price of our common stock on March 31, 2006 of $55.77 per share, the value of the RSUs held by Mr. Fassbach, Mr. Felsenthal, Mr. Schirmeier and Mr. Schwartz is $128,271, $250,965, $128,271 and $167,310, respectively.

(4)	Includes for each Named Officer matching contributions made under our 401(k) plan and company-paid premiums under a long-term disability plan.

Option Grants in Fiscal 2006

The following table shows information about stock option grants to our Named Officers during fiscal 2006. These options are included in the Summary Compensation Table above. All options were granted at market value under The Advisory Board Company 2005 Stock Incentive Plan. All of the options granted have seven-year terms and vest over four years. The rules of the Securities and Exchange Commission require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by Securities and Exchange Commission rules. They are not our estimate or projection of future stock prices.

Stock Option Grants in Fiscal 2006

					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Rates of Stock Price
	Shares	Granted to	Exercise		Appreciation for
	Underlying	Employees in	Price	Expiration	Option Term
Name	Option Grants	Fiscal Year	(per share)	Date	5%	10%

Frank J. Williams	275,000	45.3%	$53.72	March 9, 2013	$6,014,095	$14,015,398
David L. Felsenthal	31,500	5.2	53.72	March 9, 2013	688,887	1,605,400
Scott M. Fassbach	16,100	2.7	53.72	March 9, 2013	352,098	820,538
Richard A. Schwartz	21,000	3.2	53.72	March 9, 2013	459,258	1,070,267
Scott A. Schirmeier	16,100	2.7	53.72	March 9, 2013	352,098	820,538

Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values

The following table shows information about the value realized on option exercises for each of our Named Officers during fiscal 2006 and the value of their unexercised options at the end of fiscal 2006. Value realized, or gain, is measured as the difference between the exercise price and market value or the price at which the shares were sold on the date of exercise.

Aggregated Option Exercises in Fiscal 2006
and Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Fiscal Year-End		at Fiscal Year-End (1)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank J. Williams	17,500	$857,670	314,190	500,000	$14,510,652	$4,982,650
David L. Felsenthal	—	—	106,952	101,500	4,375,265	2,070,145
Scott M. Fassbach	30,175	1,399,791	67,000	78,100	3,057,090	1,245,725
Richard A. Schwartz	11,737	397,711	5,263	81,000	193,521	1,222,850
Scott A. Schirmeier	10,000	338,851	7,000	73,100	257,390	1,149,925

(1)	Amounts equal the closing price of our common stock on March 31, 2006 of $55.77 per share, less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Pursuant to its charter, the Compensation Committee’s responsibilities include developing and administering a compensation policy for executive officers that contains appropriate performance incentives and equity-linked components and reviewing annually the performance of the executive officers of the Company. The members of our Compensation Committee are Messrs. Laird, Casper, Kindick and Shapiro. Mr. Laird serves as chair of the committee. Each of the members of the Compensation Committee is a non-employee director who qualifies as “independent” under The NASDAQ Stock Market’s Marketplace Rules.

General Compensation Practices for Officers

Base Salary.  The base salaries of the Company’s executive officers are derived from a combination of external and internal factors. Through a comparison of competitive industry practices, as well as an assessment of the performance, scope and impact of their job, Mr. Williams recommends to the Compensation Committee a base salary for each executive officer. The Compensation Committee, after taking into consideration Mr. Williams’ recommendations, as well as historic and comparable pay levels within the Company and its periodic assessment of competitive pay levels for executive officers with similar skill sets, establishes annual base salaries for each of the Company’s executive officers.

Annual Bonus.  The Compensation Committee generally intends to award annual bonuses in order to motivate and reward the Company’s executive officers based on attainment of the Company’s annual financial and other goals, achievement of financial performance and operating objectives, the individual performance of each executive officer and historic and comparable pay levels within the Company. Annual bonus targets are pre-established by the Compensation Committee and reflect competitive industry practice. The size of the annual bonus pool is based upon the overall Company financial performance and the amount payable to each executive officer is adjusted upward or downward from the annual bonus targets based upon the executive’s individual performance based primarily on achievements in their function or franchise against certain performance metrics. All bonuses for executive officers are reviewed and approved by the Compensation Committee.

Share Based Awards.  The Compensation Committee generally intends to grant share based awards to each of the Company’s executive officers on an annual basis and in connection with other career milestones, such as assuming added responsibilities or achieving exceptional performance, and in connection with executive officers who are in a position to make major contributions to the Company’s growth and profitability. The number of share based awards granted to executive officers is based upon subjective and objective evaluation as to competitive practices for share based compensation. Historically, the Compensation Committee has utilized awards of stock options and restricted stock units that are designed to promote long-term stockholder value through a vesting schedule that generally provides for the awards to become exercisable across a four year time period, subject to the recipient’s continued employment with the Company.

Compensation of the Chief Executive Officer

Under the terms of his employment agreement as our Chief Executive Officer, Mr. Williams received an annual salary of $550,000 in fiscal 2006. Mr. Williams’ employment agreement also provides for an annual bonus at the discretion of the Board of Directors and upon recommendation of the Compensation Committee. The Compensation Committee recommended, and the Board approved, a bonus for Mr. Williams of $300,000 based on an evaluation of the Company’s performance as compared to annual financial goals and operating objectives in fiscal 2006 and other annual goals, such as the continued growth and advancement of the Company and its human resources, and the development of growth strategies for future years. The Board of Directors, upon recommendation of the Compensation Committee, determines the level of share based awards to be granted to the Chief Executive Officer consistent with the factors discussed above for other executive officers. In fiscal 2006, after achieving the criteria established for performance-based awards, Mr. Williams was granted options to purchase 275,000 shares of our common stock.

Deductibility of Executive Compensation in Excess of $1.0 Million

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million to each of the five highest paid officers of the corporation unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The 2005 Plan and, if approved, the 2006 Plan are designed so that awards can qualify as “performance based compensation,” which is not subject to Section 162(m). The Company does not believe that, other than stock option and restricted stock units grants, its compensation arrangements will result in excess of $1.0 million being paid to any of its executive officers. However, the Board may determine to award compensation in the future that would not be deductible under Section 162(m) in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be made that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

COMPENSATION COMMITTEE MEMBERS
Joseph E. Laird, Jr., Chair
Marc N. Casper
Kelt Kindick
Leon D. Shapiro

Compensation Committee Interlocks and Insider Participation

Messrs. Laird, Casper, Kindick and Shapiro served on the Compensation Committee during our last fiscal year. All members of the Compensation Committee are independent directors, and none of them have been an officer or employee of the Company at any time. None of our executive officers served during the last fiscal year on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF
EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Share Based Plans

In the event that there is any change in the number or kind of the outstanding shares of our common stock, whether by reason of merger, consolidation or otherwise, then the plan administrator of the 2005 Plan and, if approved, the 2006 Plan (collectively hereafter referred to as the “Plans”) shall, in its sole discretion, determine the appropriate adjustment, if any, to share based awards held by Company employees, including the Named Officers. In addition, in the event of such a change, the plan administrator may accelerate the time or times at which any share based award may be exercised and may provide for cancellation of accelerated share based awards that are not exercised within a time prescribed by the plan administrator in its sole discretion. Certain share based awards granted to certain of the Named Officers under the Plans provide that, if a recipient’s employment is terminated for any reason other than for cause or voluntary resignation, those certain share based awards granted will vest immediately.

Employment Arrangements

In addition to his role as Chairman of the Board of Directors, Mr. Williams is employed as our Chief Executive Officer pursuant to the terms of an employment agreement, which continues in effect until his termination or separation from the Company. Under the terms of the employment agreement, Mr. Williams received an annual salary of $550,000 in fiscal 2006. Mr. Williams’ annual salary is subject to periodic increase at the discretion of the Board of Directors, and upon recommendation by the Compensation Committee. Mr. Williams’ employment agreement also provides for an annual discretionary bonus. In fiscal 2006, Mr. Williams was awarded a bonus of $300,000 based on an evaluation of the Company’s performance as compared to annual financial goals and operating objectives in fiscal 2006 and other annual goals, such as the continued growth and advancement of the Company and its human resources, and the development of growth strategies for future years. The Board of Directors, upon recommendation of the Compensation Committee, determines the level of options to be granted to the Chief Executive Officer consistent with the factors discussed above for other executive officers. After the Compensation Committee’s evaluation of his performance for fiscal 2006, Mr. Williams was granted options to purchase 275,000 shares of our common stock. The employment agreement also requires Mr. Williams to devote his efforts and abilities to us on a full-time basis. If Mr. Williams is terminated without cause, the employment agreement provides that he will continue to receive his base salary for one year after the date of termination and that all the options granted to him will vest and become exercisable.

Upon a change of control, 50% of all options granted to Mr. Williams will vest and immediately become exercisable on the date of the change of control and the remaining 50% of all options granted to him will vest and immediately be exercisable on the second anniversary of the change of control. For this purpose, a change of control includes the acquisition by any person of more than 50% of our stock or substantially all of our assets and the merger of the Company, but does not include a purchase or merger with another company if Mr. Williams is appointed the chief executive officer of the successor or combined entity.

Mr. Williams is also party to a noncompetition agreement with us. Under the terms of this agreement, Mr. Williams may not compete with us or solicit our employees for a period of two years after the termination of his employment. This agreement also provides that Mr. Williams may not disclose any of our confidential or proprietary information, must disclose business opportunities to us and must return all of our property upon the termination of his employment.

Messrs. Aprahamian, Fassbach, Felsenthal, Kirshbaum, Musslewhite, Schirmeier and Schwartz and Ms. Van Hoose are parties to agreements with us concerning exclusive services, confidential information, business opportunities, noncompetition, non-solicitation and work product. These agreements prohibit those individuals from competing with us or soliciting our employees during their tenure as members of our Board of Directors or as employees, as the case may be, and, if the individual is terminated for cause or resigns, for a period of two years thereafter. These agreements also provide that Messrs. Aprahamian, Fassbach, Felsenthal, Kirshbaum, Musslewhite, Schirmeier and Schwartz and Ms. Van Hoose will not disclose any of our confidential or proprietary information.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock from the date of our initial public offering through March 31, 2006, with the cumulative total return on the Russell 2000 Index and the Nasdaq National Market (U.S.) Index for the same period. The graph assumes that $100 was invested in our common stock and in each of the other indexes on November 12, 2001 and that any dividends were reinvested. The comparisons in the graph below are based on historical data (with our common stock prices based on the closing price on the date of the initial public offering and thereafter) and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG
THE ADVISORY BOARD COMPANY, THE RUSSELL 2000 INDEX
AND THE NASDAQ NATIONAL MARKET (U.S.) INDEX

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
March 2006

	The Advisory Board	NASDAQ National Market
	Company	(U.S.) Index	Russell 2000 Index
November 12, 2001	100	100	100
March 31, 2002	134	97	113
March 31, 2003	144	71	83
March 31, 2004	151	106	135
March 31, 2005	180	107	143
March 31, 2006	230	127	179

OTHER MATTERS

Next Annual Meeting and Stockholder Proposals

Under Securities and Exchange Commission rules, any stockholder who intends to present for inclusion in the Company’s proxy statement a proposal to be considered at the next annual meeting of stockholders must submit the proposal to us at our principal executive offices no later than June 14, 2007, and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order for the proposal to be considered for inclusion in our Proxy Statement and Proxy Card for that meeting. Any stockholder who wishes to bring a proposal before our next annual meeting of stockholders, but does not wish to include it in our proxy materials, or wishes to nominate one or more persons to serve as a Director, must provide written notice to our Secretary at our principal executive offices not later than August 28, 2007 nor earlier than July 4, 2007, and must satisfy the requirements of our Bylaws. If a stockholder making such a proposal does not also satisfy the requirements of Rule 14a-4(c) under the Securities Exchange Act of 1934, we may exercise discretionary voting authority over proxies we solicit in determining how to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and 10% stockholders to file forms with the Securities and Exchange Commission to report their beneficial ownership of our stock and any changes in beneficial ownership. Anyone required to file forms with the Securities and Exchange Commission must also send copies of the forms to us. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2006.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may only deliver one copy of our Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to us by telephone at 202-266-5600 or by submitting a written request to Thomas J. Aprahamian, Chief Accounting Officer, Secretary, and Treasurer, 2445 M Street NW, Washington, DC 20037. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

Our Board of Directors does not currently intend to bring any other business before the Meeting, and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

Whether or not you plan to attend the Meeting, please complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-paid envelope.

APPENDIX A

THE ADVISORY BOARD COMPANY
2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of The Advisory Board Company 2006 Stock Incentive Plan (the “Plan”) is to advance the interests of The Advisory Board Company (the “Company”) by stimulating the efforts of employees, officers and, to the extent provided by Section 5(d) and Section 5(e), non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 18.

(b) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d) “Board” means the board of directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(f) “Company” means The Advisory Board Company, a Delaware corporation.

(g) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(h) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(i) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(j) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(l) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(m) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 13.

(n) “Plan” means The Advisory Board Company 2006 Stock Incentive Plan as set forth herein and as amended from time to time.

(o) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).

(p) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(q) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(r) “Retirement” has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term, for Participants other than Nonemployee Directors shall mean retirement from active employment with the Company and its Subsidiaries (i) at or after age 55 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties.

(s) “Share” means a share of the Company’s common stock, par value $.01, subject to adjustment as provided in Section 12.

(t) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(u) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(v) “Termination of employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a “termination of employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “termination of employment,” (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

(w) “Total and Permanent Disablement” has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term or in the case of an Option intending to qualify as an Incentive Stock Option, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3.	Eligibility

Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. In addition, to the extent provided by Section 5(e), any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Administrator.

4.	Effective Date and Termination of Plan

This Plan was adopted by the Board as of October 2, 2006, and it will become effective (the “Effective Date”) when it is approved by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a) Aggregate Limits.  The aggregate number of Shares issuable pursuant to all Awards shall not exceed 1,200,000; provided that any Shares granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and five-eighths (2.625) Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares.  For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of a Stock Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related a Stock Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of a Stock Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c) Tax Code Limits.  The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 500,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,200,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed five million dollars ($5,000,000).

(d) Director Awards.  The aggregate number of Shares subject to Options and Stock Appreciation Rights granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed 30,000, and the aggregate number of Shares issued or issuable under all Awards granted under this Plan other than Options or Stock Appreciation Rights during any calendar year to any one Nonemployee Director shall not exceed 15,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits and the foregoing limits shall not count any tandem SARs (as defined in Section 7).

(e) Awards to Service Providers.  The aggregate number of Shares issued under this Plan pursuant to all Awards granted to service providers shall not exceed 100,000.

6.	Options

(a) Option Awards.  Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued, except that the Administrator may authorize dividend equivalent accruals with respect to such Shares. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price.  The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the market value of the Shares on the date of grant (which, for the avoidance of doubt, shall equal the NASDAQ official closing price for the Shares on such date, or, if such date is a date for which no trading is so reported, on the next preceding date for which trading of the Shares is so reported); provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

(c) No Repricing.  Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d) Provisions Applicable to Options.  The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e) Term of Options and Termination of Employment:  The Administrator shall establish the term of each Option, which in no case shall exceed a period of five (5) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1) Death.  Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, all of the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year commencing on the date of death shall terminate as of the end of such one (1) year period.

If a Participant should die within thirty (30) days of his or her termination of employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(2) Total and Permanent Disablement.  Upon termination of employment as a result of the Total and Permanent Disablement of any Participant, all of the Participant’s Options then held shall be exercisable during the one (1) year period commencing on the date of termination. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period.

(3) Retirement.  Upon Retirement of a Participant, the Participant’s Options then held shall be exercisable during the one (1) year period commencing on the date of Retirement. The number of Shares with respect to which the Options shall be exercisable shall equal the total number of Shares that were exercisable under the Participant’s Option on the date of his or her Retirement. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period.

(4) Other Reasons.  Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 6(e)(1), (e)(2) and (e)(3) or as described in Section 15, (A) to the extent that any Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (B) to the extent that any Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (i) ninety (90) days following such date and (ii) the expiration date of such Option.

(f) Incentive Stock Options.  Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of employment (or such other period of time provided in Section 422 of the Code).

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8.	Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards.  Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement.  Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria.  The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full over a period of less than three (3) years but may be subject to pro-rata vesting over such period, except that the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability, Retirement or in connection with a change of control of the Company, and the Administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d) Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(e) Voting Rights.  Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions.  Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

9.	Incentive Bonuses

(a) General.  Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b) Incentive Bonus Document.  The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e) Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

10.	Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares or any other payment upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

11.	Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.	Adjustment of and Changes in the Stock

The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall determine the appropriate and equitable adjustment to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole discretion.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.	Qualifying Performance-Based Compensation

(a) General.  The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service. To the extent consistent with Section 162(m) of the Code, the Administrator (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

14.	Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15.	Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator. Any dispute by a Participant or other person as to the determination of the Administrator shall be resolved pursuant to Section 23 of the Plan.

16.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

18.	Administration of the Plan

(a) Administrator of the Plan.  The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Option agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator.  Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Administrator determine constitute a change of control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (vii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Determinations by the Administrator.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards.  In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements; or

(g) increase the individual maximum limits in Sections 5(c) and (d).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change of control (as defined in the applicable Award Agreement) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20.	No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

22.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.	Arbitration of Disputes

In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board who are neither members of the Compensation Committee of the Board nor employees of the Company or any Subsidiary. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the jurisdiction in which the

Company’s headquarters are then located. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

24.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

25.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

. FOLD AND DETACH HERE .
THE ADVISORY BOARD COMPANY
This Proxy is solicited on behalf of the Board of Directors
     The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 12, 2006, and revoking all prior proxies, hereby appoints Frank J. Williams (with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on this proxy card, all shares of Common Stock of The Advisory Board Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Advisory Board Company to be held at 10:00 a.m. local time on November 15, 2006 at the offices of The Advisory Board Company located at 2445 M Street, NW, Washington, DC 20037, and at any postponement or adjournments thereof. If this proxy is executed and returned and no voting direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
The Board of Directors recommends a vote FOR all of the proposals to be voted upon at the Annual Meeting:

1. ELECTION OF DIRECTORS
FOR all nominees listed (except as indicated to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐
(INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name listed below.)

Nominees:	Marc N. Casper	Kelt Kindick	Mark R. Neaman
	Leon D. Shapiro	Frank J. Williams	LeAnne M. Zumwalt
Each Director nominee was recommended by our Governance Committee, which is comprised solely of independent, non-management directors.

2.	APPROVE THE 2006 STOCK INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING MARCH 31, 2007	FOR ☐	AGAINST ☐	ABSTAIN ☐

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

. FOLD AND DETACH HERE .

DATE:

Signature

Signature (if held jointly)

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy card for a stockholder should give their full title. Please date the proxy card.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.